                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549

                                  FORM 8-K/A

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D)
                                    OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 13, 1995

                             BJ SERVICES COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              Delaware                              1-10570                            63-0084140
    (STATE OR OTHER JURISDICTION           (COMMISSION FILE NUMBER)                   (IRS EMPLOYER
          OF INCORPORATION)                                                        IDENTIFICATION NO.)




                          5500 Northwest Central Drive
                              Houston, Texas 77092
                             (ADDRESS OF PRINCIPAL
                     EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (713) 462-4239
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

       (a)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
THE WESTERN COMPANY OF NORTH AMERICA

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The Western Company of North America and its subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 7 to the consolidated financial statements, The Western Company of North America changed its method of accounting for income taxes by adopting Statement of Financial Accounting Standards No. 109 in 1993. Also in 1993, The Western Company of North America adopted Statement of Financial Accounting Standards No. 106, discussed in Note 8, and accordingly changed its method of accounting for postretirement benefits other than pensions.



PRICE WATERHOUSE LLP

Houston, Texas
February 22, 1995

                      THE WESTERN COMPANY OF NORTH AMERICA
                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS, EXCEPT SHARES)

                                                               DECEMBER 31,
                                                         -----------------------
                                                            1994          1993
                                                         ----------     --------
                                     ASSETS
CURRENT ASSETS:
  Cash (including cash equivalents of $10,459 in
   1994 and $134,467 in 1993) .......................     $ 12,650      $141,279
  Marketable securities .............................         --          18,868
  Receivables (less allowances of $4,273 in
   1994 and $4,373 in 1993) .........................       74,080        63,853
  Inventories .......................................       20,065        16,887
  Assets held for sale, net - discontinued
   operations .......................................       35,060          --
  Other current assets ..............................        5,154         9,464
                                                          --------      --------
    Total current assets ............................      147,009       250,351
                                                          --------      --------
PROPERTY AND EQUIPMENT, AT COST:
  Pressure pumping equipment ........................      199,720       183,172
  Offshore drilling equipment .......................         --          69,668
  Buildings and other ...............................       56,395        45,098
  Construction in progress ..........................        6,676         8,775
                                                          --------      --------
                                                           262,791       306,713
    Less - Accumulated depreciation and
     amortization ...................................       76,696        77,897
                                                          --------      --------
                                                           186,095       228,816
                                                          --------      --------
OTHER ASSETS ........................................       20,597         9,218
                                                          --------      --------
                                                          $353,701      $488,385
                                                          ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt .................    $    --        $ 97,784
  Accounts payable ..................................       29,996        33,112
  Accrued liabilities ...............................       38,389        51,184
                                                         ---------      --------
    Total current liabilities .......................       68,385       182,080
                                                         ---------      --------
LONG-TERM DEBT ......................................       90,909        90,910
                                                         ---------      --------
OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS ....       15,258        14,948
                                                         ---------      --------
STOCKHOLDERS' EQUITY:
  Common stock -- par value $.10; authorized
   50,000,000 shares, issued 18,279,914 and
   18,198,285 shares at December 31, 1994
   and 1993, respectively ...........................        1,828         1,820
  Additional paid-in capital ........................      193,991       193,451
  Cumulative translation adjustment .................         (317)         --
  Retained earnings (accumulated deficit),
   since May 12, 1989 ...............................      (16,353)        5,176
                                                         ---------      --------
                                                           179,149       200,447
                                                         ---------      --------
COMMITMENTS AND CONTINGENCIES (NOTE 6)
                                                         $ 353,701      $488,385
                                                         =========      ========

The accompanying notes are an integral part of these balance sheets.

                     THE WESTERN COMPANY OF NORTH AMERICA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                   --------------------------------------
                                                      1994          1993          1992
                                                   ----------    ----------    ----------
REVENUES:
  Pressure pumping .............................   $  307,511    $  294,073    $  225,353
  Production chemicals .........................       34,990          --            --
                                                   ----------    ----------    ----------
                                                      342,501       294,073       225,353
                                                   ----------    ----------    ----------
OPERATING COSTS AND EXPENSES:
  Pressure pumping .............................      270,737       250,471       200,532
  Production chemicals .........................       31,027          --            --
  Depreciation and amortization ................       18,814        14,589        14,887
  General and administrative ...................        8,846         9,022         8,076
                                                   ----------    ----------    ----------
                                                      329,424       274,082       223,495
                                                   ----------    ----------    ----------
    Operating income ...........................       13,077        19,991         1,858
                                                   ----------    ----------    ----------
OTHER INCOME (EXPENSE):
  Interest expense, net of interest capitalized       (10,032)      (13,505)      (10,407)
  Interest income ..............................        1,236         4,653         1,059
  Merger related expenses ......................      (21,118)         --            --
  Writedown of pressure pumping assets and other         --          (7,132)         --
                                                   ----------    ----------    ----------
    Total other income (expense) ...............      (29,914)      (15,984)       (9,348)
                                                   ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE PROVISION FOR INCOME TAXES AND
 EXTRAORDINARY LOSSES ..........................      (16,837)        4,007        (7,490)
  Provision for income taxes ...................          495           627           353
                                                   ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE EXTRAORDINARY LOSSES ...................      (17,332)        3,380        (7,843)

DISCONTINUED OPERATIONS ........................       (4,197)       35,321         9,510

EXTRAORDINARY LOSSES ...........................         --         (25,713)       (1,223)
                                                   ----------    ----------    ----------
NET INCOME (LOSS) ..............................   $  (21,529)   $   12,988    $      444
                                                   ==========    ==========    ==========
EARNINGS (LOSS) PER SHARE:
  Primary:
    Income (loss) from continuing
     operations before extraordinary
     losses ....................................   $    (0.95)   $     0.18    $    (0.44)
    Discontinued operations ....................        (0.23)         1.90          0.53
    Extraordinary losses .......................         --           (1.38)        (0.07)
                                                   ----------    ----------    ----------
    Net income (loss) ..........................   $    (1.18)   $     0.70    $     0.02
                                                   ==========    ==========    ==========
  Fully diluted:
    Income (loss) from continuing operations
     before extraordinary losses ...............   $      *      $      *      $      *
    Discontinued operations ....................          *            1.48           *
    Extraordinary losses .......................          *             *             *
                                                   ----------    ----------    ----------
    Net income (loss) ..........................   $      *      $      *      $      *
                                                   ==========    ==========    ==========

* Fully diluted computation is not reflected because per share effect is antidilutive

The accompanying notes are an integral part of these statements.

                     THE WESTERN COMPANY OF NORTH AMERICA
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                               1994          1993           1992
                                                           ----------     ----------     ----------
CASH FLOWS ASSOCIATED WITH OPERATING ACTIVITIES:
  Net income (loss) ...................................    $  (21,529)    $   12,988     $      444
  Reconciliation of net income (loss) to net
   cash provided by operating activities --
    Depreciation and amortization .....................        22,846         24,294         26,891
    (Gains)/losses on sales of offshore
     drilling rigs ....................................         4,818        (59,161)          --
    Writedown of offshore drilling rigs ...............          --           18,328           --
    Writedown of pressure pumping assets ..............          --            3,500           --
    Extraordinary losses ..............................          --           25,713          1,223
    Non-cash provision for income taxes ...............          --            6,630            825
    Provision for doubtful accounts receivable ........          (207)          (450)          --
    Other, net ........................................         1,439          2,146            457
    Changes in assets and liabilities --
     Accounts receivable ..............................         1,721         10,935         (3,177)
     Inventory ........................................        (1,319)        (4,689)         1,869
     Accounts payable .................................        (5,778)         5,077         (2,066)
     Accrued interest payable .........................        (1,049)          (448)           572
     Accrued merger related expenses ..................        10,386           --             --
     Other, net .......................................         1,523           (246)        (2,512)
                                                           ----------     ----------     ----------
       Net cash provided by operating activities ......        12,851         44,617         24,526
                                                           ----------     ----------     ----------
CASH FLOWS ASSOCIATED WITH INVESTING ACTIVITIES:
  Additions to property and equipment .................       (21,313)       (53,312)       (38,773)
  Acquisitions, net of cash acquired ..................       (27,535)       (10,400)          --
  Proceeds from sales of offshore drilling rigs .......         5,340        169,250           --
  Disposition costs for rig sales .....................          --           (4,406)          --
  Proceeds from sales of marketable securities ........        18,711        153,458           --
  Purchases of marketable securities ..................          --         (173,687)          --
  Other, net ..........................................           964            347            367
                                                           ----------     ----------     ----------
       Net cash provided (used) in investing activities       (23,833)        81,250        (38,406)
                                                           ----------     ----------     ----------
CASH FLOWS ASSOCIATED WITH FINANCING ACTIVITIES:
  Debt incurred .......................................         7,000          7,000        114,801
  Debt payments .......................................      (124,946)        (7,000)      (106,118)
  Proceeds from exercise of stock options .............           486          2,243           --
  Other, net ..........................................          (187)           (10)          (307)
                                                           ----------     ----------     ----------
       Net cash provided (used) by financing activities      (117,647)         2,233          8,376
                                                           ----------     ----------     ----------
         Net increase (decrease) in cash and
          cash equivalents ............................      (128,629)       128,100         (5,504)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR .........       141,279         13,179         18,683
                                                           ----------     ----------     ----------
CASH AND CASH EQUIVALENTS - END OF YEAR ...............    $   12,650     $  141,279     $   13,179
                                                           ==========     ==========     ==========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid, net of interest capitalized ..........    $   11,007     $   14,182     $   10,577
  Income taxes paid ...................................         1,804          1,965          1,345

NONCASH INVESTING AND FINANCING ACTIVITIES (NOTES 1, 3, 4 AND 8)

The accompanying notes are an integral part of these statements.

                     THE WESTERN COMPANY OF NORTH AMERICA
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (IN THOUSANDS)

                                                   COMMON STOCK                                         RETAINED
                                                  PAR VALUE $.10          ADDITIONAL     CUMULATIVE     EARNINGS
                                            -------------------------       PAID-IN     TRANSLATION   (ACCUMULATED
                                              SHARES         AMOUNT         CAPITAL      ADJUSTMENT     DEFICIT)          TOTAL
                                            ----------     ----------     -----------   -----------   ------------     ----------
BALANCE DECEMBER 31, 1991 ..............       17,741       $  1,774       $ 180,618        --         $  (8,256)      $  174,136
  Net income ...........................         --             --              --          --               444              444
  Realization of pre-reorganization net
   operating losses ....................         --             --               825        --              --                825
  Other, net ...........................            1           --              --          --              --               --
                                              -------       --------       ---------      ------       ---------       ----------
BALANCE DECEMBER 31, 1992 ..............       17,742          1,774         181,443        --            (7,812)         175,405
  Net income ...........................         --             --              --          --            12,988           12,988
  Realization of pre-reorganization net
   operating losses ....................         --             --             6,013        --              --              6,013
  Exercise of stock options ............          455             46           5,374        --              --              5,420
  Tax benefit of stock options exercised         --             --               617        --              --                617
  Other, net ...........................            1           --                 4        --              --                  4
                                              -------       --------       ---------      ------       ---------       ----------
BALANCE DECEMBER 31, 1993 ..............       18,198          1,820         193,451        --             5,176          200,447
  Net loss .............................         --             --              --          --           (21,529)         (21,529)
  Exercise of stock options ............           90              9             539        --              --                548
  Cumulative translation adjustment ....         --             --              --          (317)           --               (317)
  Other, net ...........................           (9)            (1)              1        --              --               --
                                              -------       --------       ---------      ------       ---------       ----------
BALANCE DECEMBER 31, 1994 ..............       18,279       $  1,828       $ 193,991      $ (317)      $ (16,353)      $  179,149
                                              =======       ========       =========      ======       =========       ==========

The accompanying notes are an integral part of these statements.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include all accounts of The Western Company of North America and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions have been eliminated in consolidation.

PLAN OF REORGANIZATION
On February 2, 1988, The Western Company of North America ("WCNA") filed a voluntary petition for reorganization under chapter 11 of the federal Bankruptcy Code. On May 12, 1989 the WCNA Third Amended Plan of Reorganization was consummated.

The Company adopted reorganization accounting to record the effects of consummating the Plan of Reorganization.

REVENUE RECOGNITION
Revenue related to pressure pumping, production chemicals and offshore drilling services and sales of pressure pumping and production chemical products are recognized as services are provided and products are shipped or delivered.

The Company uses the percentage-of-completion method for equipment sales contracts to recognize revenues and expenses as the earnings process progresses.

CONCENTRATION OF CREDIT RISK
The Company's customers consist primarily of major integrated international oil companies and independent oil and gas companies, including companies owned in whole or in part by foreign governments. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential credit losses, and historically such losses have been within its expectations. No single customer accounted for 10% or more of the Company's consolidated revenues during 1994, 1993 and 1992.

CASH EQUIVALENTS AND MARKETABLE SECURITIES
Cash equivalents represent highly liquid investments with a maturity of three months or less. Marketable securities represent highly liquid investments with a maturity in excess of three months but less than one year. Cash equivalents and marketable securities are carried at cost, which approximates market value at December 31, 1994 and 1993. During 1994, proceeds from the sales of marketable securities classified as available for sale totaled $18.7 million. Loss on the sales of these securities was immaterial.

INVENTORIES
Inventories are comprised principally of materials and supplies and are stated at lower of cost or market. Cost is determined using the first-in, first-out method for pressure pumping inventories and the average cost method for production chemicals and offshore drilling rig inventories.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

PROPERTY AND EQUIPMENT
Except for offshore drilling rigs and associated equipment and a well stimulation vessel and associated equipment, property and equipment is depreciated or amortized using the straight-line method over their estimated useful lives.

The Company uses the units-of-service method to calculate depreciation expense associated with offshore drilling rigs and its well stimulation vessel. Under this method, depreciation is reduced to 20% of its normal rate while the rigs and the well stimulation vessel are not being utilized.

The Company capitalizes renewals and improvements which significantly enhance the value or extend the useful life of an asset. Expenditures for normal maintenance and repairs are charged to expense as incurred. The cost of pressure pumping equipment retired or sold and related accumulated depreciation are removed from the accounts, and gains and losses are reflected in operations. Normal retirements of offshore drilling equipment are reflected in accumulated depreciation accounts; gains or losses arising from unusual retirements are reflected in earnings, and asset cost and related accumulated depreciation are removed from the accounts.

INTEREST EXPENSE
The Company capitalizes interest expense applicable to significant capital projects which require a period of time to construct. In 1994, 1993 and 1992, total interest incurred was $10.0 million, $19.3 million and $14.0 million, respectively, and interest of $5.8 million in 1993 and $2.3 million in 1992 was capitalized. No interest was capitalized in 1994. Included in the 1992 income from discontinued operations is $1.3 million of interest expense associated with certain rig debt.

IMPAIRMENT OF LONG-LIVED ASSETS
An impairment writedown on long-lived assets is recorded whenever events or changes in circumstances indicate that market value is less than net book value. Market value is determined by either independent appraisals or calculation of future undiscounted net cash flows.

A 1993 writedown of pressure pumping assets and other included a $3.5 million writedown of older pressure pumping equipment and idle facilities to net realizable value in anticipation of disposal.

GOODWILL
Goodwill represents the excess of cost of acquisitions over the fair value of identifiable assets acquired less liabilities assumed. Goodwill is included as a component of other assets and is amortized on a straight-line basis over 15 years. As of December 31, 1994 and 1993, goodwill was $18.4 million and $1.2 million, respectively, net of accumulated amortization of $1.4 million and $0.2 million, respectively. Impairment of goodwill is evaluated in the same manner as other long-lived assets.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


ACCRUED LIABILITIES

At December 31, 1994 and 1993, accrued liabilities included the following:

                                                              1994       1993
                                                            --------   -------
                                                               (In thousands)
Accrued extraordinary loss (see Note 5)..................    $    --   $23,408
Accrued merger related expenses..........................     10,386        --
Accrued payroll and related expenses.....................     11,371    10,356
Income taxes payable.....................................      4,495     5,806
Accrued interest.........................................      3,127     4,022

ENVIRONMENTAL COSTS
Environmental costs that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when remedial efforts are probable and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of an environmental evaluation or the Company's commitment to a formal plan of action. At December 31, 1994 and 1993, liabilities for environmental costs were $2.6 million and $2.4 million, respectively.

INTEREST RATE SWAP
During 1993, the Company entered into an interest rate swap agreement to manage its interest rate exposure. This agreement involves the exchange of fixed rate interest payments for floating rate interest payments based on the six month London Interbank Offering Rate ("LIBOR"). The estimated differential to be paid or received at each semiannual settlement date is charged or credited to interest expense as interest rates change.

This agreement was entered into with a major financial institution. Management believes the risk of incurring losses related to nonperformance by the financial institution is remote and any such losses would be immaterial.

FOREIGN CURRENCY TRANSLATION
The financial statements of certain foreign operations are translated from the functional currencies to U.S. dollars. Adjustments resulting from the translation process totaled $0.3 million in 1994 and are reflected as a cumulative translation adjustment in stockholders' equity.

EARNINGS (LOSS) PER SHARE
Primary earnings (loss) per share is based on the weighted average number of shares of Common Stock, $.10 par value ("Common Stock") and Common Stock equivalent shares (when dilutive) outstanding during the year. Common stock equivalent shares relate to options to purchase shares under various stock option plans (see Note 9). Additionally, the fully diluted earnings per share computation assumes the conversion of the Company's 7 1/4% Convertible Subordinated Debentures (see Note 5).

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

The weighted average number of shares used in computing earnings (loss) per share are as follows:

                                                   1994       1993       1992
                                                   ----       ----       ----
                                                           (In thousands)
Primary........................................    18,236     18,591    17,757
Fully diluted..................................    23,958     23,794    23,136

RESEARCH AND DEVELOPMENT
During the years ended December 31, 1994, 1993 and 1992, expenditures classified as research and development costs incurred by the Company were $8.4 million, $6.5 million and $5.5 million, respectively.

RECLASSIFICATIONS
Certain amounts in the prior years' consolidated financial statements and notes thereto have been reclassified to conform to the current year's presentation including the presentation of discontinued operations.

NOTE 2 - MERGER

In November 1994, the Company and BJ Services Company ("BJ Services") entered into a definitive merger agreement. Subject to certain conditions and to appraisal rights under Delaware law, this agreement provides that stockholders of the Company will receive $20 in cash or in shares of BJ Services common stock for each outstanding share of Company Common Stock they own. Additionally, for each share of Common Stock they hold, each stockholder will receive .2 of a five-year warrant to purchase one share of BJ Services common stock for $30 per share. Pursuant to the merger agreement, stockholders may elect to receive any proportion of cash and BJ Services common stock, provided that the total number of shares of Common Stock for which such elections are made will be adjusted so that the total shares for which each type of election is made will be approximately equal. The transaction is subject to the approval of both companies' stockholders, antitrust review and other customary closing conditions, and is expected to close during the first half of 1995. Merger related expenses of $21.1 million represent costs associated with the expected merger with BJ Services and include investment banker, legal and accounting fees, certain severance costs and other miscellaneous expenses. In addition to the expenses recorded in 1994, additional legal fees and other expenses related to the merger are expected to be incurred and recorded in 1995.

NOTE 3 - ACQUISITIONS

The Company completed the acquisitions, in February 1994, of substantially all of the assets of the production and process chemical business of Unichem International, Inc. ("Unichem") for $19.8 million in cash and in June 1994, of substantially all of the oilfield chemicals business and assets of Betz Energy Chemicals, Inc. ("Betz") for $4.8 million in cash. The businesses acquired from Unichem and Betz are substantially the same. In July 1994, the Company completed the

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

acquisition of the coiled tubing business of Coiltech, Inc. ("Coiltech") for $3.1 million in cash. All three acquisitions were accounted for using the purchase method of accounting. Goodwill associated with these transactions totaled $18.4 million (see Note 1). The Unichem, Betz and Coiltech results of operations have been included in the consolidated financial statements since January 1994, July 1994 and July 1994, respectively. In April 1993, the Company completed a $10.4 million cash acquisition of the assets of the Smith Energy Services division of Allied Products Corporation. This acquisition was accounted for using the purchase method of accounting.

NOTE 4 - DISCONTINUED OPERATIONS

The Company formalized a plan in November 1994 (the "Measurement Date") to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the offshore drilling segment has been reclassified in the consolidated statements of operations as discontinued operations.

The results of the discontinued operations were as follows:

                                                   1994         1993         1992
                                                 ---------    ---------    ---------
                                                            (In thousands)
Revenues .....................................   $  22,609    $  64,676    $  89,613
                                                 =========    =========    =========
Income from discontinued operations:
  Operating income ...........................   $   2,429    $   4,161    $  13,919

  Other income (loss):
    Gains on sales of offshore drilling
     rigs ....................................        --         59,161         --
    Writedowns of offshore drilling rigs .....        --        (18,328)        --
    Interest expense .........................        --           --         (1,333)
                                                 ---------    ---------    ---------
  Income from discontinued operations before
   income taxes ..............................       2,429       44,994       12,586
  Provision for income taxes .................         152        9,673        3,076
                                                 ---------    ---------    ---------
                                                     2,277       35,321        9,510
                                                 ---------    ---------    ---------

Loss on disposal, net of income tax benefit in
 1994 of $(152) ..............................      (6,474)        --           --
                                                 ---------    ---------    ---------
                                                 $  (4,197)   $  35,321    $   9,510
                                                 =========    =========    =========

The loss on disposal includes operating results subsequent to the Measurement Date including shut-down expenses and gain (loss) from the disposal of the two semi-submersible offshore drilling rigs, ALASKAN STAR and PACESETTER IV. In December 1994, the Company completed the sale of the ALASKAN STAR for $11.8 million, of which $6.3 million is a bankers' acceptance drawn on a U.S. bank due within one year. This rig sale resulted in a gain of $0.3 million. In December 1994, the Company signed a letter of intent to sell the PACESETTER IV. The Company completed the sale in early February 1995 for $37.2 million which resulted in a loss of $6.7 million (see Note 13). At December 31, 1994, Assets held for sale, net - discontinued operations primarily consists of the net realizable value of the PACESETTER IV.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Income from discontinued operations includes operating results prior to the Measurement Date. Income from discontinued operations during 1993 included the following sales of offshore drilling rigs and writedowns of offshore drilling rigs. In March 1993, the Company completed the sale of the TRITON III jack-up drilling rig for $17.8 million in cash. This sale resulted in a gain of $9.1 million. In July 1993, the Company completed the sale of the DELTA jack-up drilling rig for $1.5 million in cash which resulted in a gain of $0.4 million. In October 1993, the Company completed the sale of nine jack-up drilling rigs and associated equipment and inventories for $150.0 million cash that resulted in a 1993 fourth quarter gain of $49.7 million. The rigs sold were: APOLLO I, APOLLO II, APOLLO IV, NIKE I, POLARIS I, POLARIS II, TRITON I, TRITON II and TRITON IV. In March 1993, the Company wrote down the net book value of its three mat-supported jack-up rigs by $8.8 million. This writedown reflected the low utilization experienced by these types of rigs and the expectation of lower future utilization for them. In December 1993, the Company wrote down the net book value of the ALASKAN STAR semi-submersible drilling rig by $9.5 million. This writedown reflected the Company's lower expectation of future operating cash flow opportunities for second generation semi-submersibles like the ALASKAN STAR.

Included in the 1992 income from discontinued operations is $1.3 million of interest expense associated with certain rig debt.

NOTE 5 - LONG-TERM DEBT

At December 31, 1994 and 1993, long-term debt consisted of the following:

                                                            1994        1993
                                                          --------   ---------
                                                              (In thousands)
Senior Unsecured:
   12 7/8% Senior Notes................................   $  2,212   $ 100,000
Subordinated Unsecured:
   7 1/4% Convertible Subordinated Debentures..........     88,746      88,746
                                                          --------   ---------
                                                            90,958     188,746
Less:  Unamortized portion of original issue discount..         49          52
                                                          --------   ---------
                                                            90,909     188,694
Less:  Current portion.................................        --       97,784
                                                          --------   ---------
                                                          $ 90,909   $  90,910
                                                          ========   =========

The 12 7/8% Senior Notes, Due 2002 (the "Notes"), are unsecured and were issued in November 1992 in the face amount of $100 million. During March 1994, the Company purchased, through a tender offer, and retired $97.8 million face amount of the Notes. The aggregate purchase price of these Notes was $117.3 million, resulting in an extraordinary loss of $25.7 million ($1.38 per share) including unamortized original debt issuance costs of $3.2 million, unamortized original issue discount of $2.3 million and offering costs of $0.7 million. This extraordinary loss was recognized in December 1993. The carrying value of the Notes represents the face amount less unamortized original issue discount. Interest at 12 7/8% per annum is payable semiannually. The effective interest rate associated with the Notes, after considering amortization of original issue discount, is 13.33%.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

The Notes mature December 1, 2002, and there are no sinking fund requirements. The indenture governing the Notes contains restrictions and requirements relating to mergers.

During the fourth quarter of 1992, the Company issued the Notes and used the net proceeds to prepay secured debt totaling $94.6 million associated with bank loan facilities, ship financing bonds and a note relating to an offshore drilling rig. As a result, it incurred a $1.2 million ($0.07 per share) extraordinary loss primarily representing prepayment penalties and the write-off of unamortized debt issuance costs.

In 1990, the Company issued $90 million face amount of 7 1/4% Convertible Subordinated Debentures, due January 15, 2015 (the "Debentures"). Interest at
7 1/4% per annum is payable semiannually. Annual payments equal to 5% of the principal amount of the Debentures commence in 2001; such payments are calculated to retire 70% of principal prior to maturity. The Debentures, unless previously redeemed, are convertible into Common Stock at $17 per share at the option of the holder at any time prior to maturity. The indenture governing the Debentures contains restrictions and requirements relating to mergers.

The Company has a $30 million revolving credit facility which had no borrowings outstanding at December 31, 1994 and 1993. Borrowings under this revolving credit facility are secured by the Company's accounts receivable and are limited to a percentage of such receivables. The revolving credit facility bears interest at 1 1/2% over LIBOR or 1/2% over prime and matures December 31, 1995. Commitment fees on the unused portion of the revolving credit facility are 1/2% per annum. The revolving credit facility contains restrictions and requirements relating to, among other things, mergers and maintenance of certain financial ratios.

The Company has entered into an interest rate swap agreement which effectively changes fixed-rate debt into floating-rate debt. Under the agreement, the Company receives a fixed rate of 5.26% on a notional principal amount of $100 million and pays a floating rate based on LIBOR, as determined in six month intervals. On June 1, 1995 the notional principal amount will be reduced from $100 million to $75 million until the agreement expires on June 1, 1996. The Company may elect from time to time to terminate the swap agreement. Had it elected to do so at December 31, 1994, it would have been required to make a termination payment of $4.1 million.

At December 31, 1994, there were no required principal payments associated with long-term debt until 2001.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

At December 31, 1994, the fair value of the Company's long-term debt, determined based on quoted market prices, was as follows:

                                                                     Amount
                                                                 --------------
                                                                 (In thousands)
12 7/8% Senior Notes............................................   $   2,349
7 1/4% Convertible Subordinated Debentures......................      91,519
                                                                   ---------
                                                                   $  93,868
                                                                   =========

Such market prices are subject to changing market conditions; therefore, the fair value of the Company's long-term debt at December 31, 1994 is not indicative of future fair market value.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company's operating leases include rental commitments associated with office buildings, equipment and vehicles. As of December 31, 1994, the Company had lease commitments for future minimum rental payments as follows:

                                                                     Amount
                                                                 --------------
                                                                 (In thousands)
1995..............................................................   $ 7,570
1996..............................................................     5,281
1997..............................................................     3,070
1998..............................................................     1,791
1999..............................................................     1,528
Thereafter........................................................     5,452
                                                                     -------
                                                                     $24,692
                                                                     =======

Rental expense for the years ended December 31, 1994, 1993 and 1992 was approximately $9 million, $7 million and $7 million, respectively.

At December 31, 1994, the Company was contingently liable for outstanding letters of credit, not reflected in the accompanying consolidated financial statements, in the amount of $3.5 million.

Actions for well damage and loss of oil and gas production alleging negligence, breach of contract and fraud, under common law as well as state and federal statutes, are incidental to the pressure pumping business. Actions for personal injury are also incidental to that business and the offshore drilling business where federal statutes permit employees who work on rigs to sue their employers instead of pursuing workmen's compensation remedies. Increasingly, plaintiffs in both property damage and personal injury litigation allege damages for which insurance coverage generally does not exist or is prohibited, such as punitive damages, treble damages or damages for breach of contract. Numerous such incidental lawsuits are pending against the Company which include claims covered by insurance and which are being defended by the Company's insurance carriers. To the extent a plaintiff is ultimately successful on an uninsured portion of a claim, the Company would be responsible for satisfying such judgment. To date, the Company has not, by judgment or through

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

settlement, incurred a material uninsured liability arising out of personal injury or property damage litigation.

From time to time it has been alleged by competitors of the Company that the use by the Company of certain products or methods to perform particular pressure pumping services constitutes infringement of patents they hold. Such claims could result in payment by the Company of damages or royalties and the Company could be enjoined from performing services in which such products or services are used. To date, the Company has not experienced a material reduction in revenues or incurred a material loss as a result of such allegations.

Shortly after the public announcement by BJ Services in September 1994 of a proposal to acquire the Company ("BJS Proposal"), four actions were commenced against the Company and its directors in the Delaware Court of Chancery styled CROYDEN ASSOCIATES VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13740, filed September 13, 1994, REGGIE P. JUDICE VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13742, filed September 14, 1994, WILLIAM T. HENDERSON VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13743, filed September 14, 1994, and RUSS SEGER VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13769, filed September 27, 1994. The allegations in these lawsuits, all of which were filed as class action complaints, are substantially the same and relate to the rejection of the BJS Proposal by the Company's Board of Directors. The purported class of plaintiffs on whose behalf the class action complaints were filed is all stockholders of the Company. It is claimed in these lawsuits, INTER ALIA, that by failing to accept the BJS Proposal the Company and its directors breached their fiduciary duties to the stockholders of the Company. The plaintiffs seek equitable relief to compel the Company and its directors to perform their fiduciary duties, as such are construed by the plaintiffs, and unspecified damages. The Company believes the allegations in these lawsuits are untrue and that the claims they assert are totally without merit. A motion to consolidate the four actions is pending.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 7 - INCOME TAXES

Components of the provision for income taxes consisted of the following:

                                                   1994       1993      1992
                                                 -------    -------    ------
                                                         (In thousands)
Current tax expense:
   U.S. federal................................  $    --    $    --    $   --
   Foreign.....................................      495        241       353
                                                 -------    -------    ------
                                                     495        241       353
                                                 -------    -------    ------
Noncash tax expense:
   U.S. federal................................       --        386        --
   Foreign.....................................       --         --        --
                                                 -------    -------    ------
                                                      --        386        --
                                                 -------    -------    ------
                                                 $   495    $   627    $  353
                                                 =======    =======    ======

The non-cash taxes are due primarily to the utilization of prereorganization tax benefits which are recorded directly to stockholders' equity and, therefore, are not reflected as a reduction of income tax expense.

The total provision for income taxes is reflected in the consolidated statements of operations under the following components:

                                                  1994       1993       1992
                                                 -------    -------    ------
                                                         (In thousands)
Continuing operations.........................   $   495    $   627    $  353
Discontinued operations........................     --        9,673     3,076
                                                 -------    -------    ------
                                                 $   495    $10,300    $3,429
                                                 =======    =======    ======

The deferred tax assets (liabilities) consisted of the following:

                                                   December 31,
                                                 -----------------    January 1,
                                                   1994       1993      1993
                                                 --------   --------   -------
                                                         (In thousands)
Gross deferred tax assets:
   Loss carryforwards..........................  $144,388   $129,346   $157,080
   Stock of foreign affiliates.................    28,055     23,247     20,625
   Property and equipment......................     7,433      6,202      5,800
   Inventory reserves..........................     3,201      4,818      5,637
   Allowances for doubtful accounts receivable.       --         --       5,449
   Other.......................................    16,010     13,566     10,614
                                                 --------   --------    -------
                                                  199,087    177,179    205,205
Gross deferred tax liabilities:
   Property and equipment......................   (13,569)   (10,301)   (27,050)

Deferred tax asset valuation allowance.........  (185,518)  (166,878)  (178,155)
                                                 --------   --------   --------
                                                 $    --    $    --    $    --
                                                 ========   ========   ========

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

The differences between the provision for income taxes and income taxes computed using the U.S. federal income tax rate and income (loss) from continuing operations before provision for income taxes and extraordinary losses were as follows:

                                                        1994       1993      1992
                                                       -------    ------   --------
                                                              (In thousands)
Income taxes computed using the U.S. federal rate..    $(5,893)  $ 1,402    $(2,547)
Losses not receiving income tax benefits...........      2,350      --        2,491
Foreign taxes, net of foreign tax deduction taken..        327       159        233
Merger related costs not deductible................      2,720      --          --
Noncash taxes due to carryover tax benefits
 recorded directly to stockholders' equity.........        --        386        --
Net benefit of operating loss carryforwards........        --     (1,605)       --
Other, net.........................................        991       285        176
                                                       -------    ------    -------
                                                       $   495   $   627    $   353
                                                       =======   =======    =======

In 1993, current taxable income was reduced by $84.5 million of net operating loss carryforwards. The financial statement impact was limited to $14.2 million due to the change in deferred tax assets and liabilities.

The net change in the deferred tax asset valuation allowance was an increase of $18.6 million in 1994 and a decrease of $11.3 million in 1993. The portion of the deferred tax asset valuation allowance which, if realized, will be recorded directly to stockholders' equity was $114 million at December 31, 1994, $114 million at December 31, 1993 and $120 million at January 1, 1993.

The Company has net operating loss carryforwards for federal income tax purposes of $372 million. If not utilized, these carryforwards will expire between 2001 and 2009. As a result of the Company having experienced changes in control as defined in Internal Revenue Code Section 382 in prior years, the usage of approximately $219 million of these carryforwards is subject to an annual limitation. The entire $372 million of carryforwards could be subject to an annual limitation due to the pending merger with BJ Services (see Note 2). For United Kingdom income tax purposes, the Company at December 31, 1994 had tax attribute carryforwards amounting to (pound)43 million which are not subject to an annual limitation. However, these United Kingdom tax benefits will be reduced substantially as a result of the sale of the PACESETTER IV in 1995 (see Note
13).

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The Company elected to adopt SFAS 109 prospectively. The initial adoption did not materially affect results of operations.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Income (loss) before provision for income taxes and extraordinary items consisted of the following:

                                                 1994       1993        1992
                                              ---------   ---------   ---------
                                                       (In thousands)
Domestic income (loss)......................  $ (13,303)  $  37,245   $ (20,457)
Foreign income (loss).......................     (7,731)     11,756      25,553
                                              ---------   ---------   ---------
                                              $ (21,034)  $  49,001   $   5,096
                                              =========   =========   =========

NOTE 8 - RETIREMENT AND OTHER BENEFIT PROGRAMS

PENSION PLAN
The Company has a defined benefit pension plan (the "Pension Plan") covering all employees with one year of service. Pension benefits are based on years of service and average compensation for each employee's five consecutive highest paid years during the last ten years worked. Pension benefits are fully vested after five years of service.

Generally, the Company makes annual contributions to the Pension Plan to the extent they are tax deductible and, at a minimum, funds the amount necessary to meet minimum funding requirements under the Employees' Retirement Income Security Act, as amended.

Net pension expense for 1994, 1993 and 1992 included the following components:

                                                  1994       1993       1992
                                                 -------    -------    ------
                                                         (In thousands)
Service cost - benefits earned during the
  period ......................................  $ 1,309    $ 1,153    $ 1,240
Interest cost on projected benefit obligation..    2,822      2,697      2,513
Actual return on plan assets...................      448     (3,485)    (1,614)
Net gain (loss) deferred.......................   (3,132)     1,106       (566)
                                                 -------    -------    -------
                                                 $ 1,447    $ 1,471    $ 1,573
                                                 =======    =======    =======

Assumptions used in determining 1994, 1993 and 1992 net pension expense were:

                                                    1994       1993       1992
                                                    ----       ----       ----
Discount rate.....................................  7.0%       7.75%      8.0%
Rate of increase in compensation levels...........  5.0%       5.0%       5.0%
Expected long-term rate of return on assets.......  9.0%       9.0%       9.0%

Pension Plan assets consist primarily of government debt securities, corporate equities, money market instruments and long-term corporate debt obligations, both domestic and foreign.

The following table sets forth as of December 31, 1994 and 1993 the Pension Plan's estimated funded status, amounts recognized in the Company's consolidated balance sheets and actuarial present value of benefit obligations. The discount rates used to determine all benefit obligations at December 31, 1994 and 1993 were 8.00% and 7.00%, respectively.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

                                                            1994       1993
                                                          --------   --------
                                                             (In thousands)
Projected benefit obligation............................. $ 37,849   $ 39,732
Pension Plan assets at fair value........................   28,994     29,675
                                                          --------   --------
Projected benefit obligation in excess of
 Pension Plan assets ....................................    8,855     10,057
Net unrecognized prior service cost and gain/loss from
 past experience.........................................   (1,608)    (1,879)
                                                          --------   --------
Accrued pension liability................................ $  7,247   $  8,178
                                                          ========   ========
Accumulated benefit obligation, including vested benefits
 of $33.4 million in 1994 and $36.5 million in 1993...... $ 34,684   $ 37,416
                                                          ========   ========

POSTRETIREMENT BENEFITS
The Company provides postretirement life insurance and medical benefits to retired employees between the ages of 55 and 65. Certain life insurance benefits are also provided to retired employees over 65 years of age. The life insurance is funded by insurance premiums paid entirely by the Company. The medical benefits are funded by a capped self insurance program with contributions made by retirees for themselves and their covered dependents. Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires the accrual method of accounting for the expected costs of providing such benefits. Under such accounting method, the future costs of postretirement benefits are recorded during the years employees render service to earn eligibility for such benefits.

Net periodic postretirement benefit cost for 1994 and 1993 included the following components:

                                                           1994       1993
                                                          ------     ------
                                                            (In thousands)
Service cost - benefits attributed to service during
   the period............................................ $  282     $  232
Actual return on plan assets.............................    --         --
Interest cost on accumulated postretirement benefit
   obligation........................................        349        336
Amortization of transition obligation....................     99        117
Other, net...............................................     21        214
                                                          ------     ------
                                                          $  751     $  899
                                                          ======     ======

The discount rates used to determine postretirement benefit costs were 7% in 1994 and a weighted average of 7.75% in 1993.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


The following table sets forth the status of postretirement benefit obligations at December 31, 1994 and 1993:

                                                             1994      1993
                                                            ------    -------
                                                               (In thousands)
Accumulated postretirement benefit obligation
   Retirees..............................................   $ 1,741   $ 1,746
   Other fully eligible participants.....................     1,160     1,134
   Other active participants.............................     2,180     2,237
                                                            -------   -------
Total accumulated postretirement benefit obligation......     5,081     5,117
Unrecognized actuarial loss..............................       (44)     (546)
Unrecognized transition obligation.......................    (1,782)   (1,881)
Plan assets at fair value................................       --        --
                                                            -------   -------
Accrued postretirement benefit cost......................   $ 3,255   $ 2,690
                                                            =======   =======

The discount rate used to determine postretirement benefit obligations at December 31, 1994 and 1993 were 8% and 7%, respectively. There were no plan assets.

For measurement purposes, a 9% annual rate of increase for covered health care benefits was assumed for 1994. The rate is assumed to decrease gradually to 5% by 2026 and remain at that level thereafter.

Increasing the health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 by $279,000 and the aggregate of the service and interest cost components of net postretirement health care cost for fiscal year 1994 by $59,000.

NON-EMPLOYEE DIRECTOR RETIREMENT PLAN
During 1994, the Company adopted an unfunded retirement plan for non-employee directors. To be eligible for benefits under the plan, a director must have retired from the Board of Directors after having served for at least 10 consecutive years and reached the age of 65. Benefits are payable for 10 years and at December 31, 1994, the Company accrued $250,000 related to the plan.


RETIREMENT SAVINGS PLAN
All employees with one year of service are eligible to participate in the Company's Retirement Savings Plan. Subject to certain Internal Revenue Code limitations, participants may contribute up to 15% of their annual compensation. Effective March 1, 1994, the Company began matching employee contributions to the Plan up to 6% of compensation at the rate of 25 cents for each dollar the employee contributes. In addition, the Company has the option of providing an additional match at the end of each year at the rate of 1 cent to 25 cents for each dollar the employee has contributed to the Plan during the year up to 6% of compensation. In February 1995, the Company elected to make an additional match at the 25 cents level for the 1994 plan year. Matching contributions made or accrued in 1994 were $656,000.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

POSTEMPLOYMENT BENEFITS

Effective January 1, 1994, the Company adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" which requires accrual accounting for postemployment benefits such as disability-related and workers' compensation payments. The effect of this adoption on 1994 operating income was immaterial, as the Company has historically accrued for most of these costs incurred by the Company. At December 31, 1994, the Company's liability for these benefits was $5.1 million.

NOTE 9 - STOCK INCENTIVE PLANS

The Company maintains a long-term management incentive plan and a non-employee Director stock option plan. Up to 1,837,500 shares of Common Stock may be or have been issued under this long-term management incentive plan. Of such number, 1,112,500 shares were allocated to an employee stock option plan, 375,000 shares were allocated for restricted stock awards and 350,000 shares were allocated for performance share awards. Under the non-employee Director stock option plan, 75,000 shares of Common Stock were reserved for issuance.

Under the employee stock option plan, shares of Common Stock may be purchased at a price determined by the Executive Development and Compensation Committee (the "Committee") of the Board of Directors, but in no case less than 90% of market price on date of grant for nonqualified options and 100% of market price on date of grant for incentive stock options. Options which have been granted expire up to ten years after date of grant and are exercisable on a cumulative basis equal to either 25% or 33% for each year outstanding or such other basis as may be determined by the Committee. At December 31, 1994, options to purchase 693,538 shares were outstanding under this plan at option prices ranging from $4.50 to $19.00 per share.

Under the non-employee Director stock option plan, shares of Common Stock may be purchased at 100% of market price on date of grant. During 1989, options to purchase 2,500 shares were granted to each non-employee Director, thereafter, pursuant to the plan options to purchase 1,250 shares have been granted to each Director at each annual meeting of the Company's stockholders. This plan is, in most other respects, similar in its operation to the employee stock option plan discussed above. At December 31, 1994, options to purchase 37,500 shares were outstanding under this plan at option prices ranging from $4.00 to $15.38 per share; options to purchase 18,750 shares were exercisable at that date.

As a result of the merger agreement signed by BJ Services and the Company (see
Note 2), all stock options outstanding under the long-term management incentive plan became fully vested and exercisable for a period of ninety days. At the end of the ninety day period, all options still outstanding will revert back to the original terms of the option plans until consummation of the merger, at which time they will again become fully vested and exercisable.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


A summary of transactions relating to these stock option plans during 1994, 1993 and 1992 is as follows:

                                                         Number of  Total Option
                                                          Options      Price
                                                         ---------  ------------
                                                              (In thousands)
Outstanding at December 31, 1991........................  320,700     $  3,472
   Granted ($4.00 to $7.00 per share)...................  251,125        1,257
   Cancelled ($5.88 to $19.13 per share)................  (96,450)      (1,348)
                                                         --------     --------
Outstanding at December 31, 1992........................  475,375        3,381
   Granted ($4.88 to $12.13 per share)..................  338,500        3,114
   Exercised ($4.50 to $9.00 per share)................. (155,937)        (898)
   Cancelled ($7.00 to $18.25 per share)................  (11,281)        (101)
                                                         --------     --------
Outstanding at December 31, 1993........................  646,657        5,496
   Granted ($12.50 to $14.50 per share).................  238,500        3,076
   Exercised ($4.50 to $12.13 per share)................  (69,994)        (425)
   Cancelled ($4.50 to $15.50 per share)................  (84,125)        (777)
                                                         --------     --------
Outstanding at December 31, 1994........................  731,038     $  7,370
                                                         ========     ========

The number of shares of Common Stock available for future granting of options under these stock option plans was 178,406, 332,781 and 60,000 at December 31, 1994, 1993 and 1992, respectively.

In addition to the stock options included in the preceding table, an executive of the Company was granted an option to purchase 268,750 shares of Common Stock at a price of $3.02 per share in connection with his employment in 1987. Compensation associated with these options was recorded pursuant to reorganization accounting. The option agreement expires December 31, 1998. At December 31, 1994, such option was outstanding and exercisable for 248,750 shares.

During 1989, the 375,000 shares of Common Stock reserved for restricted stock awards were issued. Compensation associated with such awards was recorded pursuant to reorganization accounting. With one exception, 50% of the shares issued were issued without forfeiture restrictions, and, generally, the remaining restrictions lapsed as to 12.5% of the shares awarded on each of the first four anniversaries of the date the restricted stock awards were issued. At December 31, 1994, no shares remained subject to forfeiture restrictions.

The 350,000 performance shares were awarded during 1989 subject to vesting over four years upon the attainment of specified performance objectives or at earlier dates under certain conditions relating to the reduction of principal and interest outstanding under a long-term debt agreement. During 1990, the performance share awards became vested and 140,000 shares of Common Stock were issued. The remainder of the performance share awards were converted into options to purchase 298,945 shares of Common Stock based on the value of such performance share awards. During 1993, all 298,945 options were exercised. This resulted in a 1993 non-cash reclassification of the difference between $4.50, the exercise price, and the value of the share awards when vested from other long-term liabilities to additional paid-in capital.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 10 - STOCKHOLDER PROTECTION RIGHTS PLAN

In March 1990, the Company's Board of Directors (the "Board") adopted a Stockholder Protection Rights Plan (the "Rights Plan") designed to protect against attempts to acquire control of the Company that the Board believes are not in the best interest of the stockholders. The Rights Plan provides for the distribution of one Right for each outstanding share of Common Stock. Such Rights will separate from the Common Stock upon the earlier of (i) the date any person or group becomes the beneficial owner of 15% or more outstanding Common Stock, or (ii) the tenth business day (or a later date designated by the Board) after any person makes a tender or exchange offer for 15% or more of outstanding Common Stock.

Upon separation from Common Stock, each Right will entitle the holder thereof to purchase 1/100th share of Participating Preferred Stock at an exercise price of $70, subject to adjustment (the "Exercise Price"). Each 1/100th share of the Participating Preferred Stock is the economic and voting equivalent to one share of Common Stock. Additionally, if any person or group becomes the beneficial owner of 15% or more of outstanding Common Stock, each Right will entitle the holder thereof to purchase, for the Exercise Price, Common Stock having a value of twice the Exercise Price. Rights held by such person or group would become void. Under certain circumstances, without action by the holders of Rights, the Board may exchange each Right for one share of Common Stock or 1/100th share of Participating Preferred Stock. The Board can terminate the Rights anytime before a person or group acquires 15% or more of outstanding Common Stock.

The Company amended the Rights Plan in November 1994 to provide that BJ Services would not be a beneficial owner of Company securities for purposes of the Rights Plan by reason of entering into the merger agreement with the Company or consummating the transactions contemplated therein (see Note 2).

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS

Following is a summary of the Company's domestic and foreign operations by business segment:

                                                       PRESSURE        PRODUCTION       OFFSHORE         ELIMINA-
                                                        PUMPING        CHEMICALS        DRILLING          TIONS         CONSOLIDATED
                                                       --------        ----------       --------         -------        ------------
                                                                                      (In thousands)
1994
  REVENUES:
   Domestic ....................................      $  291,441        $  34,990      $     --         $     --         $  326,431
   Foreign and export sales ....................          16,070             --              --               --             16,070
   Intersegment sales ..........................            --                963            --               (963)            --
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  307,511        $  35,953      $     --         $     (963)      $  342,501
                                                      ==========        =========      ==========       ==========       ==========
  OPERATING INCOME:
   Domestic ....................................      $   29,258        $   1,861      $     --         $     --         $   31,119
   Foreign and export sales ....................          (8,086)            --              --               --             (8,086)
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $   21,172        $   1,861      $     --         $     --             23,033
                                                      ----------        ---------      ----------       ----------
   General and administrative ..................                                                                             (9,956)
                                                                                                                         ----------
   Operating income ............................                                                                             13,077
   Interest expense, net of interest
    capitalized ................................                                                                            (10,032)
   Interest income .............................                                                                              1,236
   Merger related expenses .....................                                                                            (21,118)
                                                                                                                         ----------
   Loss from continuing operations before
    provision for income taxes .................                                                                         $  (16,837)
                                                                                                                         ==========
IDENTIFIABLE ASSETS:
   Domestic ....................................      $  234,031        $  29,112      $     --        $      --         $  263,143
   Foreign .....................................          25,517             --            39,655             --             65,172
                                                      ----------        ---------      ----------      -----------       ----------
                                                      $  259,548        $  29,112      $   39,655      $      --            328,315
                                                      ----------        ---------      ----------      -----------
   Corporate assets ............................                                                                             25,386
                                                                                                                         ----------
                                                                                                                         $  353,701
                                                                                                                         ==========
1993
  REVENUES:
   Domestic.....................................      $  278,131        $     --       $     --         $     --         $  278,131
   Foreign and export sales.....................          15,942              --             --               --             15,942
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  294,073        $     --       $     --         $     --         $  294,073
                                                      ==========        =========      ==========       ==========       ==========
  OPERATING INCOME:
   Domestic ....................................      $   35,409        $    --        $     --         $     --         $   35,409
   Foreign and export sales ....................          (5,744)            --              --               --             (5,744)
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $   29,665        $    --        $     --         $     --             29,665
                                                      ----------        ---------      ----------       ----------
   General and administrative ................                                                                               (9,674)
                                                                                                                         ----------
   Operating income ..........................                                                                               19,991
   Interest expense, net of interest
    capitalized ..............................                                                                              (13,505)
   Interest income ...........................                                                                                4,653
   Writedown of pressure pumping assets
    and other ................................                                                                               (7,132)
                                                                                                                        -----------
   Income from continuing operations
    before provision for income tax and
    extraordinary loss .......................                                                                           $    4,007
                                                                                                                         ==========
  IDENTIFIABLE ASSETS:
   Domestic ..................................        $  157,031        $   --         $      894       $     --         $  157,925
   Foreign ...................................            96,932            --             62,311             --            159,243
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  253,963        $   --         $   63,205       $     --            317,168
                                                      ----------        ---------      ----------       ----------
   Corporate assets ..........................                                                                              171,217
                                                                                                                         ----------
                                                                                                                         $  488,385
                                                                                                                         ==========

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS - (CONTINUED)


                                                       PRESSURE        PRODUCTION       OFFSHORE         ELIMINA-
                                                       PUMPING         CHEMICALS        DRILLING          TIONS         CONSOLIDATED
                                                      ----------       ----------      ----------       ----------      ------------
                                                                                     (In thousands)
1992
  REVENUES:
   Domestic...................................        $  211,576        $   --         $    --          $     --         $  211,576
   Foreign and export sales...................            13,777            --              --                --             13,777
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  225,353        $   --         $    --          $     --         $  225,353
                                                      ==========        =========      ==========       ==========       ==========
  OPERATING INCOME:
   Domestic...................................        $   10,640        $   --         $    --          $     --         $   10,640
   Foreign and export sales...................                23            --              --                --                 23
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $   10,663        $   --         $    --          $     --             10,663
                                                      ----------        ---------      ----------       ----------
   General and administrative ................                                                                               (8,805)
                                                                                                                         ----------
   Operating income...........................                                                                                1,858
   Interest expense, net of interest..........
     capitalized..............................                                                                              (10,407)
   Interest income............................                                                                                1,059
                                                                                                                         ----------
   Loss from continuing operations before
     provision for income taxes and
     extraordinary loss.......................                                                                           $   (7,490)
                                                                                                                         ==========

  IDENTIFIABLE ASSETS:
   Domestic...................................        $  145,828        $   --         $   27,990       $     --         $  173,818
   Foreign....................................            64,969            --            166,648             --            231,617
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  210,797        $   --         $  194,638       $     --            405,435
                                                      ----------        ---------      ----------       ----------
   Corporate assets...........................                                                                               26,535
                                                                                                                         ----------
                                                                                                                         $  431,970
                                                                                                                         ==========

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS - (CONTINUED)

In November 1994, the Company formalized a plan to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the business segment data for 1993 and 1992 has been restated to exclude the offshore drilling segment (see Note 4).

The results of operations for the offshore drilling segment for 1993 and 1992 were as follows:

                                                                1993     1992
                                                              -------  -------
                                                               (In thousands)
Revenues...................................................   $64,676  $89,613
                                                              -------  -------

Operating income...........................................   $ 4,161  $13,919
Interest expense...........................................       --    (1,333)
Gains on sales of offshore drilling rigs...................    59,161      --
Writedowns of offshore drilling rigs.......................   (18,328)     --
                                                              -------  -------

Income before income taxes and extraordinary losses........   $44,994  $12,586
                                                              =======  =======

                                                    1994                            1993                           1992
                                      ------------------------------  ------------------------------  -----------------------------
                                        DEPRECIATION      CAPITAL       DEPRECIATION      CAPITAL       DEPRECIATION      CAPITAL
                                      AND AMORTIZATION  EXPENDITURES  AND AMORTIZATION  EXPENDITURES  AND AMORTIZATION  EXPENDITURES
                                      ----------------  ------------  ----------------  ------------  ----------------  ------------
                                                                               (In thousands)
Pressure pumping ...................        $ 15,601        $ 21,353        $ 13,937        $ 50,166        $ 14,158        $ 29,921
Production chemicals ...............           2,103           5,722            --              --              --              --
Offshore drilling ..................            --                66            --            11,526            --             8,765
Corporate ..........................           1,110             861             652           2,020             729              87
                                            --------        --------        --------        --------        --------        --------
                                            $ 18,814        $ 28,002        $ 14,589        $ 63,712        $ 14,887        $ 38,773
                                            ========        ========        ========        ========        ========        ========

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS - (CONTINUED)

Amounts reported above for 1994, 1993 and 1992 foreign and export sales include operations in the following geographic areas:

                                     1994         1993          1992
                                 ----------    ----------    ----------
                                             (In thousands)
Revenues:
   Northwest Europe ..........   $    1,130    $      434    $     --
   West Africa ...............        3,280         3,995         5,997
   South America .............        4,420         1,171         2,014
   Far East ..................        1,774         9,355         4,949
   Eastern Europe and Former
    Soviet Union .............        5,231           814           602
   Other .....................          235           173           215
                                 ----------    ----------    ----------
                                 $   16,070    $   15,942    $   13,777
                                 ==========    ==========    ==========
Operating income (loss):
   Northwest Europe ..........   $   (4,362)   $   (4,193)   $   (1,260)
   West Africa ...............       (1,452)       (1,029)          767
   South America .............        1,034           140           561
   Far East ..................       (1,016)         (152)          327
   Eastern Europe and Former
    Soviet Union .............       (2,062)         (408)         (206)
   Other .....................         (228)         (102)         (166)
                                 ----------    ----------    ----------
                                 $   (8,086)   $   (5,744)   $       23
                                 ==========    ==========    ==========
Identifiable assets:
   Northwest Europe ..........   $   41,676    $  116,232    $   86,458
   West Africa ...............        5,442         5,338        89,097
   South America .............        4,835        16,737        45,040
   Far East ..................        5,975        11,982         9,886
   Eastern Europe and Former
    Soviet Union .............        6,528         7,095         1,023
   Other .....................          716         1,859           113
                                 ----------    ----------    ----------
                                 $   65,172    $  159,243    $  231,617
                                 ==========    ==========    ==========

The pressure pumping business provides two major services, stimulation and cementing. During 1994, 1993 and 1992, stimulation services accounted for approximately 71%, 73% and 68%, respectively, of the segment's revenues, exclusive of export sales of equipment and products of approximately $5 million, $9 million and $7 million in 1994, 1993 and 1992, respectively.

The production chemical business was acquired in 1994 (see Note 3). This segment provides specialty chemicals and services to the upstream oil and gas industry as well as downstream to the refinery, petrochemical, gas processing, pipeline and power generation industries.

The Company's well stimulation vessel, WESTERN RENAISSANCE, moved from foreign to domestic operations during the third quarter of 1994.

Offshore drilling foreign identifiable assets represent all assets associated with offshore drilling rigs which are operating in foreign waters at the end of each year (see Note 4).

Capital expenditures represent cash expended on property and equipment, including interest capitalized.

Corporate assets are comprised principally of cash and other assets.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 12 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Company operating results by quarter for the year ended December 31, 1994 were as follows:

                                                                     QUARTER
                                            ------------------------------------------------------------
                                             FIRST            SECOND           THIRD            FOURTH             TOTAL
                                            --------         --------         --------         ---------         ---------
                                                              (In thousands, except per share amounts)
1994
Revenues:
   Pressure pumping ................        $ 70,278         $ 70,901         $ 82,052         $  84,280         $ 307,511
   Production chemicals ............           7,773            7,867            9,700             9,650            34,990
                                            --------         --------         --------         ---------         ---------
                                              78,051           78,768           91,752            93,930           342,501
                                            --------         --------         --------         ---------         ---------

Operating costs and expenses:
   Pressure pumping ................          64,677           63,139           71,107            71,814           270,737
   Production chemicals ............           7,092            7,215            8,108             8,612            31,027
   Depreciation and amortization ...           4,577            4,347            4,832             5,058            18,814
   General and administrative ......           2,234            2,366            1,953             2,293             8,846
                                            --------         --------         --------         ---------         ---------
                                              78,580           77,067           86,000            87,777           329,424
                                            --------         --------         --------         ---------         ---------
      Operating income (loss) ......            (529)           1,701            5,752             6,153            13,077
                                            --------         --------         --------         ---------         ---------

Other income (expense):
   Interest expense ................          (3,746)          (1,950)          (1,954)           (2,382)          (10,032)
   Interest income .................             772              174              109               181             1,236
   Merger related expenses(1) ......            --               --               --             (21,118)          (21,118)
                                            --------         --------         --------         ---------         ---------
      Total other income
        (expense) ..................          (2,974)          (1,776)          (1,845)          (23,319)          (29,914)
                                            --------         --------         --------         ---------         ---------
Income (loss) from continuing
 operations before provision for
 income taxes and extraordinary
 loss ..............................          (3,503)             (75)           3,907           (17,166)          (16,837)
   Provision for income taxes ......             103                2              205               185               495
                                            --------         --------         --------         ---------         ---------
Income (loss) from continuing
 operations ........................          (3,606)             (77)           3,702           (17,351)          (17,332)
Discontinued operations ............             318              978            1,142            (6,635)           (4,197)
                                            --------         --------         --------         ---------         ---------
Net income (loss) ..................        $ (3,288)        $    901         $  4,844         $ (23,986)        $ (21,529)
                                            ========         ========         ========         =========         =========

Earnings (loss) per share:
   Income (loss) from continuing
    operations .....................        $  (0.20)        $   0.00         $   0.20         $   (0.95)        $   (0.95)
   Discontinued operations .........            0.02             0.05             0.06             (0.36)            (0.23)
                                            --------         --------         --------         ---------         ---------
   Net income (loss) ...............        $  (0.18)        $   0.05         $   0.26         $   (1.31)        $   (1.18)
                                            ========         ========         ========         =========         =========

(1) Merger related expenses of $21.1 million represent costs associated with the expected merger with BJ Services and include investment banker, legal and accounting fees, certain severance costs and other miscellaneous expenses. In addition to the expenses recorded in 1994, additional legal fees and other expenses related to the merger are expected to be incurred and recorded in 1995 (see Note 2).

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 12- QUARTERLY FINANCIAL INFORMATION (UNAUDITED) - (CONTINUED)

The Company formalized a plan in November 1994 to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the offshore drilling segment has been reclassified in the consolidated statements of operations as discontinued operations (see Note 4).

The results of the discontinued operations by quarter for the year ended December 31, 1994 were as follows:

                                                                                QUARTER
                                                             -------------------------------------------
                                                               FIRST      SECOND     THIRD       FOURTH       TOTAL
                                                             --------    --------   --------    --------    --------
                                                                                 (In thousands)
Revenues .................................................   $  5,495    $  6,056   $  6,115    $  4,943    $ 22,609
                                                             ========    ========   ========    ========    ========
Income from discontinued operations ......................   $    345    $  1,081   $  1,172        (169)   $  2,429
Provision for income taxes ...............................         27         103         30          (8)        152
                                                             --------    --------   --------    --------    --------
                                                                  318         978      1,142        (161)      2,277
                                                             --------    --------   --------    --------    --------
Loss on disposal, net of income tax benefit of $(152) ....       --         --          --        (6,474)     (6,474)
                                                             --------   --------    --------    --------    --------
                                                             $    318    $    978   $  1,142    $ (6,635)   $ (4,197)
                                                             ========    ========   ========    ========    ========

Income from discontinued operations includes operating results prior to the Measurement Date.

The loss on disposal includes operating results subsequent to the Measurement Date including shut-down expenses and gain (loss) from the disposal of the two semi-submersible offshore drilling rigs, ALASKAN STAR and PACESETTER IV. In December 1994, the Company completed the sale of the ALASKAN STAR for $11.8 million, of which $6.3 million is a bankers' acceptance drawn on a U.S. bank due within one year. This rig sale resulted in a gain of $0.3 million. In December 1994, the Company signed a letter of intent to sell the PACESETTER IV. The Company completed the sale in early February 1995 for $37.2 million (see Note
13). At December 31, 1994, Assets held for sale, net - discontinued operations primarily consists of the net book value and inventory of the PACESETTER IV, net of the loss on sale of such rig.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 12 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED) - (CONTINUED)

Company operating results by quarter for the year ended December 31, 1993 were as follows:


                                                                      QUARTER
                                            ------------------------------------------------------------
                                             FIRST            SECOND           THIRD            FOURTH             TOTAL
                                            --------         --------         --------         ---------         ---------
                                                              (In thousands, except per share amounts)
1993
Revenues:
  Pressure pumping. . . . . . . . . . . .   $ 74,901         $ 67,361         $ 71,545         $  80,266         $ 294,073

Operating costs and expenses:
  Pressure pumping. . . . . . . . . . . .     62,921           57,487           60,778            69,285           250,471
  Depreciation and amortization . . . . .      3,508            3,984            3,596             3,501            14,589
  General and administrative. . . . . . .      1,955            1,926            2,029             3,112             9,022
                                            --------         --------         --------         ---------         ---------
                                              68,384           63,397           66,403            75,898           274,082
                                            --------         --------         --------         ---------         ---------
    Operating income  . . . . . . . . . .      6,517            3,964            5,142             4,368            19,991
                                            --------         --------         --------         ---------         ---------
Other income (expense):
  Interest expense. . . . . . . . . . . .     (3,631)          (3,432)          (2,962)           (3,480)          (13,505)
  Interest income . . . . . . . . . . . .        146            1,575              383             2,549             4,653
  Writedown of pressure pumping assets
    and other (1) . . . . . . . . . . . .       (248)            --               --              (6,884)           (7,132)
                                            --------         --------         --------         ---------         ---------
    Total other income (expense). . . . .     (3,733)          (1,857)          (2,579)           (7,815)          (15,984)
                                            --------         --------         --------         ---------         ---------

Income (loss) from continuing operations
  before provision for income taxes and
  extraordinary loss. . . . . . . . . . .      2,784            2,107            2,563            (3,447)            4,007
    Provision for income taxes. . . . . .        180              309              538              (400)              627
                                            --------         --------         --------         ---------         ---------
Income (loss) from continuing operations
  before extraordinary loss                    2,604            1,798            2,025            (3,047)            3,380
Discontinued operations . . . . . . . . .       (114)             166            2,131            33,138            35,321
Extraordinary loss (2). . . . . . . . . .       --               --               --             (25,713)          (25,713)
                                            --------         --------         --------         ---------         ---------
Net income  . . . . . . . . . . . . . . .   $  2,490         $  1,964         $  4,156         $   4,378         $  12,988
                                            ========         ========         ========         =========         =========
Earnings (loss) per share:
  Primary:
    Income (loss) from continuing
      operations. . . . . . . . . . . . .   $   0.15         $   0.10         $   0.11         $   (0.16)        $    0.18
    Discontinued operations . . . . . . .      (0.01)            0.01             0.11              1.77              1.90
    Extraordinary loss. . . . . . . . . .       --               --               --               (1.38)            (1.38)
                                            --------         --------         --------         ---------         ---------
    Net income (loss) . . . . . . . . . .   $   0.14         $   0.11         $   0.22         $    0.23         $    0.70
                                            ========         ========         ========         =========         =========
  Fully diluted:
    Income (loss) from continuing
      operations. . . . . . . . . . . . .   $     *          $     *          $     *          $      *          $      *
    Discontinued operations . . . . . . .         *                *                *               1.39              1.48
    Extraordinary loss. . . . . . . . . .         *                *                *                 *                 *
                                            --------         --------         --------         ---------         ---------
    Net income (loss) . . . . . . . . . .   $     *          $     *          $     *          $      *          $      *
                                            ========         ========         ========         =========         =========

- -------------
*Fully diluted computation is not reflected because per share effect is antidilutive.

(1) The writedown of pressure pumping assets and other totaled $7.1 million and included a $3.5 million writedown of older pressure pumping equipment and idle facilities to net realizable value in anticipation of disposal and various other non-operating costs.

(2) During March 1994, the Company purchased through a tender offer $97.8 million face amount of Notes. The aggregate purchase price of these Notes was $117.3 million, resulting in an extraordinary loss of $25.7 million ($1.38 per share) including unamortized original issue costs of $3.2 million, unamortized original issue discount of $2.3 million and offering costs of $.7 million. The anticipated extraordinary loss was accrued during the fourth quarter of 1993.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 12- QUARTERLY FINANCIAL INFORMATION (UNAUDITED) - (CONTINUED)


The Company formalized a plan in November 1994 to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the offshore drilling segment has been reclassified in the consolidated statements of operations as discontinued operations.

The results of the discontinued operations by quarters for the year ended December 31, 1993 were as follows:

                                                                       QUARTER
                                                    ----------------------------------------------
                                                      FIRST       SECOND      THIRD        FOURTH      TOTAL
                                                    --------     --------    --------     --------    --------
                                                                          (In thousands)
Revenues .......................................    $ 18,629     $ 19,186    $ 19,870     $  6,991    $ 64,676
                                                    ========     ========    ========     ========    ========
Income from discontinued operations
  Operating income .............................    $    462     $    896    $  2,406     $    397    $  4,161
                                                    --------     --------    --------     --------    --------
  Other income (loss):
    Gains on sales of offshore drilling rigs....       9,076         --           372       49,713      59,161
    Writedowns of offshore drilling rigs .......      (8,828)        --          --         (9,500)    (18,328)
                                                    --------     --------    --------     --------    --------
                                                         248         --           372       40,213      40,833
                                                    --------     --------    --------     --------    --------
  Income from discontinued
   operations before income taxes ..............         710          896       2,778       40,610      44,994

Provision for income taxes .....................         824          730         647        7,472       9,673
                                                    --------     --------    --------     --------    --------
                                                    $   (114)    $    166    $  2,131     $ 33,138    $ 35,321
                                                    ========     ========    ========     ========    ========

Income from discontinued operations includes operating results prior to the Measurement Date. Income from discontinued operations during 1993 included the following sales of offshore drilling rigs and writedowns of offshore drilling rigs. In March 1993, the Company completed the sale of the TRITON III jack-up drilling rig for $17.8 million in cash. This sale resulted in a gain of $9.1 million. In July 1993, the Company completed the sale of the DELTA jack-up drilling rig for $1.5 million in cash which resulted in a gain of $0.4 million. In October 1993, the Company completed the sale of nine jack-up drilling rigs and associated equipment and inventories for $150.0 million cash that resulted in a 1993 fourth quarter gain of $49.7 million. The rigs sold were: APOLLO I, APOLLO II, APOLLO IV, NIKE I, POLARIS I, POLARIS II, TRITON I, TRITON II and TRITON IV. In March 1993, the Company wrote down the net book value of its three mat-supported jack-up rigs by $8.8 million. This writedown reflected the low utilization experienced by these types of rigs and the expectation of lower future utilization for them. In December 1993, the Company wrote down the net book value of the ALASKAN STAR semi-submersible drilling rig by $9.5 million. This writedown reflected the Company's lower expectation of future operating cash flow opportunities for second generation semi-submersibles like the ALASKAN STAR.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 13 - SUBSEQUENT EVENT  (UNAUDITED)

The Company completed the sale of the PACESETTER IV in early February 1995 for $37.2 million which resulted in a loss of $6.7 million. At December 31, 1994, Assets held for sale, net - discontinued operations primarily consists of the net book value and inventory of the PACESETTER IV, net of the loss on sale of such rig.

        (b)  PRO FORMA FINANCIAL INFORMATION


                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


The pro forma financial statements are based on the historical financial information of BJ Services and Western giving effect, under the purchase method of accounting, to certain adjustments. The pro forma financial statements are derived from BJ Services' and Western's historical consolidated financial data for the indicated periods, which, in the case of the statement of operations of Western, differ from those periods used for presentation of Western's financial statements included in this Report on Form 8-K/A. In the case of Western, the statement of operations for the year ended September 30, 1994 was derived by combining the last three months of its fiscal year ended December 31, 1993 with the first nine months of its fiscal 1994. The pro forma statement of financial position was prepared as if the Merger occurred on March 31, 1995. The pro forma statements of operations were prepared as if the Merger had occurred as of October 1, 1993 and do not include any estimate for loss of revenue from overlapping locations or the effect of any modifications in operations that might have occurred had BJ Services owned and operated the businesses during the periods presented except as described in the Notes to the Pro Forma Financial Statements. The statements also do not reflect the disposition of assets from BJ Services' Brighton, Colorado and Cortland, Ohio operations. Revenue generated from these operations was $5.6 million for the year ended September 30, 1994 and $4.7 million for the six months ended March 31, 1995. A supplemental pro forma presentation of operating results for the year ended September 30, 1994 was made to reflect the effects of eliminating certain nonrecurring charges included in Western's historical financial statements so that the results would, in management's opinion, be more reflective of normal operations.

The pro forma financial statements should be read in conjunction with the Notes to Pro Forma Financial Statements and with the Consolidated Financial Statements of BJ Services and the related notes thereto as previously filed and the Consolidated Financial Statements of Western and the related notes thereto, contained elsewhere in this Report on Form 8-K/A. The pro forma financial information has been prepared based upon assumptions deemed appropriate by management of BJ Services. This information is prepared for informational purposes only and is not necessarily indicative of the actual results or financial condition that would have been achieved had the Merger and related financing occurred at these dates or of future results. Actual results of Western's operations will be included with BJ Services' results beginning April 1, 1995.

             PRO FORMA STATEMENT OF FINANCIAL POSITION (UNAUDITED)

                                 MARCH 31, 1995
                                 (IN THOUSANDS)



                                                      Historical                           Pro Forma
                                               --------------------------         ----------------------------
                                               BJ Services        Western         Adjustments         Combined
                                               -----------        -------         -----------         --------
 ASSETS
 Current Assets:
    Cash and cash equivalents                   $  5,698          $ 44,567         ($44,567)(2)         $  5,698
    Receivables - net                             98,053            63,926                               161,979
    Inventories                                   42,813            20,094                                62,907
    Deferred income taxes and other               14,260             4,535                                18,795
                                                --------          --------         --------             --------
         Total current assets                    160,824           133,122          (44,567)             249,379
    Property - net                               197,033           185,045           53,000  (1)         435,078
    Goodwill                                      20,413            18,111          153,097  (1)         191,621
    Deferred income taxes                         22,690                             60,000  (1)          82,690
    Investments and other assets                  12,658             3,043                                15,701
                                                --------          --------         --------             --------
                                                $413,618          $339,321         $221,530             $974,469
                                                ========          ========         ========             ========


 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:

    Accounts payable                            $ 48,913          $ 23,359                              $ 72,272
    Short-term borrowings and current
      portion of long-term debt                   29,291                            (29,291)(2)

    Accrued liabilities                           36,568            33,492           17,398 (1)
                                                                                     22,000 (9)          109,458
                                                --------          --------         --------             --------

    Total current liabilities                    114,772            56,851           10,107              181,730
 Long-term debt                                   74,700            77,718          (75,554)(1)
                                                                                    234,851 (2)          311,715
 Other long-term liabilities                      27,000            14,751                                41,751
 Stockholders' equity                            197,146           190,001           74,126 (1)
                                                                                    (22,000)(9)          439,273
                                                --------          --------         --------             --------
                                                $413,618          $339,321         $221,530             $974,469
                                                ========          ========         ========             ========






                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                        SIX MONTHS ENDED MARCH 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Historical                          Pro Forma
                                              -------------------------             -----------------------
                                              BJ Services       Western             Adjustments    Combined
                                              -----------       -------             -----------    --------

 Revenue                                       $226,083         $173,922                            $400,005
 Operating Expenses:
    Cost of sales and services                  202,490          164,660           $  4,438  (3)
                                                                                    (13,500) (4)     358,088
    General and administrative                   12,453            5,033             (4,000) (4)      13,486
    Amortization of goodwill                                                          1,914  (6)       1,914
                                               --------         --------           --------         --------
                                                214,943          169,693            (11,148)         373,488
 Operating income                                11,140            4,229             11,148           26,517
 Other income (expense):
    Interest expense                             (4,618)          (4,599)            (3,900) (5)     (13,117)
    Interest income                                 334              362                                 696
    Write-downs and other                           940          (21,118)            21,118  (8)         940
                                               --------         --------           --------         --------
 Income (loss) from continuing operations
    before income taxes                           7,796          (21,126)            28,366           15,036
 Income tax expense                               1,674              285              2,919  (7)       4,878
                                               --------         --------           --------         --------
 Income (loss) from continuing
    operations                                 $  6,122         $(21,411)          $ 25,447         $ 10,158
                                               ========         ========           ========         ========
 Weighted average shares outstanding             15,716                              12,040  (1)      27,757
                                               ========         ========           ========         =========
 Income per share from continuing
    operations                                 $   0.39                                             $    0.37
                                               ========         ========           ========         =========





                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                         YEAR ENDED SEPTEMBER 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                  Supplemental
                                                                                                    Pro Forma
                                         Historical                    Pro Forma              --------------------------
                                   -----------------------    --------------------------       Non-recurring      As
                                   BJ Services     Western    Adjustments       Combined        Adjustments    Adjusted
                                   -----------     -------    -----------       --------       -------------   ---------
Revenue                             $434,476      $328,837                      $763,313                       $763,313
Operating Expenses:
   Cost of sales and
      services                       391,022       306,947      $  8,875 (3)
                                                                 (27,000)(4)     679,844                        679,844
   General and administrative         22,709        10,598        (8,000)(4)      25,307                         25,307
   Amortization of goodwill                                        3,827 (6)       3,827                          3,827
                                    --------      --------      --------        --------       --------        --------
                                     413,731       317,545       (22,298)        708,978                        708,978
                                    --------      --------      --------        --------       --------        --------
Operating income                      20,745        11,292        22,298          54,335                         54,335
Other income (expense):
   Interest expense                   (7,383)      (11,130)       (4,325)(5)     (22,838)                       (22,838)
   Interest income                       729         3,604                         4,333                          4,333
     Write-downs and other            (1,315)       (6,884)                       (8,199)      $  6,884 (10)     (1,315)
                                    --------      --------      --------        --------       --------        --------
Income (loss) from continuing
   operations before income taxes     12,776        (3,118)       17,973          27,631          6,884          34,515
Income tax expense (benefit)           2,006           (90)        6,630 (7)       8,546          2,409 (10)     10,955
                                    --------      --------      --------        --------       --------        --------
Income (loss) from continuing
   operations before
   extraordinary loss and
   cumulative effect of
   accounting change                $ 10,770      $ (3,028)     $ 11,343        $ 19,085       $  4,475        $ 23,560
                                    ========      ========      ========        ========       ========        ========
Weighted average shares
   outstanding                        15,665                      12,040 (1)      27,705                         27,705
                                    ========                    ========        ========                       ========
Income per share from continuing
   operations before
   extraordinary loss and
   cumulative effect of
   accounting change                $   0.69                                    $   0.69                       $   0.85
                                    =========     ========      ========        =========      ========        ========




                  See Notes to Pro Forma Financial Statements

              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
                                 (IN THOUSANDS)

(1) The pro forma financial statements reflect the purchase of 100% of the outstanding shares of Western common stock in exchange for total consideration of $514.3 million ($21.00 per share), consisting of 12.0 million shares of BJ Common Stock, cash of $240.1 million and warrants to purchase 4.8 million shares of BJ Common Stock. For purposes of determining Western's outstanding shares, it is assumed that such debentures, which had a face value of $75.6 million at March 31, 1995 were converted into 4.4 million shares of Western common stock prior to the transaction (as of May 1995, substantially all of the debentures had been converted). The BJ Common Stock to be issued was valued at $19.94, the average closing price prior to the closing date calculated in accordance with the Merger Agreement. In addition, BJ Services incurred transaction costs of approximately $10.0 million, resulting in a total purchase price of $514.3 million.

    In accordance with purchase accounting, the assets and liabilities of Western will be recorded on BJ Services' books at estimated fair market value with the remaining purchase price reflected as goodwill. For purposes of these Pro Forma Financial Statements, the allocation of the purchase price has been made based upon valuations and other studies which have not been finalized. Accordingly, the allocation of the purchase price is preliminary. The following adjustments reflect management's estimates of the necessary adjustments to Western's historical Statement of Financial Position to reflect fair market value:

              BJ Consideration Paid:
                     Cash                                        $   240,127
                     Stock                                           240,127
                     Warrants                                         24,000
                     Transaction costs                                10,000
                                                                 -----------
                                                                     514,254

              Less:  Western stockholders' equity                    190,001
                     Conversion of Western debentures                 75,554
                                                                 -----------
                                                                     265,555
                                                                 -----------

              Net Adjustment                                     $   248,699
                                                                 ===========


              Allocation of adjustment:
                     Property                                                          $      53,000
                     Deferred tax asset - net operating loss carryforwards                    60,000
                     Accrual for severance, facility closings and other
                            nonrecurring costs associated
                             with the acquisition                                             (9,400)
                     Accrual for buyout of Western stock options                              (4,598)
                     Accrual of past service costs - benefit plans                            (3,400)
                     Goodwill                                                                153,097
                                                                                       -------------
                                                                                       $     248,699
                                                                                       =============



(2) Assumes that immediately upon consummation of the Merger, BJ Services will utilize a new credit facility to retire all of its then outstanding debt and, after utilizing $44.6 million in available excess cash held by Western, pay the cash portion of the merger consideration as discussed in Note (1).

(3) Reflects increased depreciation expense due to the net write-up of property depreciated over its average estimated remaining useful life.

(4) Reflects estimated consolidation savings from the elimination of personnel and facility costs from overlapping operations, corporate staff and other administrative and support functions.

(5) Reflects the interest expense on the borrowings under the new credit facility described in Note (2) at an average assumed rate of 5.125% for the fiscal year and 6.625% for the six-month period. The effect of each .125% change in the assumed rate would change interest expense by $390,000 per annum.

(6)    Reflects amortization of increase to goodwill over a 40-year period.

(7) Adjustment to reflect 35% effective tax rate for Western and the tax effect of the pro forma adjustments, with the exception of goodwill amortization.

(8) Adjustment to eliminate expenses incurred by Western which are directly attributable to the Merger.

(9) The pro forma statement of operations has not been adjusted for the following nonrecurring charges which are estimated and are expected to be incurred by BJ Services within the 12 month period following the
       Merger:

            Severance and special incentive costs              $  10,500
            Facility closings, equipment relocation, etc.          8,000
            Legal, accounting and other                            3,500
                                                               ---------
                                                               $  22,000
                                                               =========

       These items have been reflected in the pro forma statement of financial position as an addition to accrued liabilities and a reduction to stockholders' equity.

(10) Adjustment to eliminate the following historical nonrecurring charge (and the related tax effects) of Western:

       (a) The writedown of pressure pumping assets and other which totaled $6.9 million and included a $3.5 million writedown of older pressure pumping equipment and idle facilities to net realizable value in anticipation of disposal and various other non-operating costs.

       (b)    Tax expense on the above at a 35% rate.

       (c)    Exhibits.

Exhibit Number                                    Description
- --------------                                    -----------
       10.1          Credit Agreement dated as of April 13, 1995, among BJ
                     Services Company, BJ Services Company, U.S.A., BJ Service
                     International, Inc., BJ Services Company Middle East,
                     Bank of America National Trust and Savings Association,
                     as agent, and the other financial institutions parties
                     thereto (the "Credit Agreement").

       10.2          Parent Guaranty Agreement dated as of April 13, 1995, by
                     BJ Services Company, in favor of the banks and the agent under the Credit Agreement.

       10.3 Form of Guaranty Agreement dated as of April 13, 1995, by each of BJ Services Company, U.S.A., BJ Service
                     International, Inc., BJ Services Company Middle East, and
                     Western Petroleum Services International Company, in favor of the banks and the agent under the Credit
                     Agreement.

       23.1          Consent of Price Waterhouse LLP.



                                   SIGNATURE


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        BJ SERVICES COMPANY



                                        By  /s/ MARGARET B. SHANNON
                                            _______________________
                                              Margaret B. Shannon
                                              Vice President and
                                              General Counsel


Date:     May 30, 1995

                                EXHIBIT INDEX




      Exhibit
      Number                            Description
      ------                            -----------
       10.1          Credit Agreement dated as of April 13, 1995, among BJ
                     Services Company, BJ Services Company, U.S.A., BJ Service
                     International, Inc., BJ Services Company Middle East,
                     Bank of America National Trust and Savings Association,
                     as agent, and the other financial institutions parties
                     thereto (the "Credit Agreement").

       10.2          Parent Guaranty Agreement dated as of April 13, 1995, by
                     BJ Services Company, in favor of the banks and the agent under the Credit Agreement.

       10.3 Form of Guaranty Agreement dated as of April 13, 1995, by each of BJ Services Company, U.S.A., BJ Service
                     International, Inc., BJ Services Company Middle East, and
                     Western Petroleum Services International Company, in favor of the banks and the agent under the Credit
                     Agreement.

       23.1          Consent of Price Waterhouse LLP.



